UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of Magyar Bancorp, Inc. (the “Company”) was held on February 22, 2012 (the “Annual Meeting”). The matters considered and voted on by the Company’s shareholders at the Annual Meeting and the vote of the shareholders was as follows:

Matter 1. The election of Martin A. Lukacs, D.M.D. and Andrew G. Hodulik, CPA as directors of the Company, each to serve a three-year term and until his successor is elected and qualified.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Martin A. Lukacs, D.M.D.	4,416,030	208,033	602,283
Andrew G. Hodulik, CPA	4,421,146	202,917	602,283

Matter 2. The ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

Shares Voted For	Shares Voted Against	Abstentions
5,120,180	72,990	33,176

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: February 23, 2012	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer